Exhibit 99.1

NEWS RELEASE

TCF Financial Corporation • 200 Lake Street East • Wayzata MN 55391

FOR IMMEDIATE RELEASE

Contact:
Mark Goldman        (952) 475-7050        news@tcfbank.com         (Media)
Jason Korstange        (952) 745-2755        investor@tcfbank.com        (Investors)

TCF REPORTS QUARTERLY NET INCOME OF $46.3 MILLION, OR 25 CENTS PER SHARE

FIRST QUARTER HIGHLIGHTS

–	Revenue of $325.6 million, up 0.4 percent from the first quarter of 2016

–	Net interest income of $222.1 million, up 4.9 percent from the first quarter of 2016

–	Net interest margin of 4.46 percent, up 9 basis points from the first quarter of 2016

–	Period-end loans and leases of $18.0 billion, up 0.7 percent from March 31, 2016

–	Loan and lease originations of $4.0 billion, down 1.0 percent from the first quarter of 2016

–	Net charge-offs as a percentage of average loans and leases of 0.11 percent, down 16 basis points from the first quarter of 2016

–	Non-accrual loans and leases of $139.0 million, down 30.0 percent from March 31, 2016

–	Average deposits of $17.1 billion, up 1.3 percent from the first quarter of 2016

–	Effective income tax rate of 30.0 percent, down 480 basis points from the first quarter of 2016

–	Earnings per share of 25 cents, down 3.8 percent from the first quarter of 2016

Summary of Financial Results					Table 1
				Percent Change
(Dollars in thousands, except per-share data)	1Q	4Q	1Q	1Q17 vs	1Q17 vs
	2017	2016	2016	4Q16	1Q16
Net income attributable to TCF	$46,278	$50,092	$48,046	(7.6)%	(3.7)%
Net interest income	222,114	211,446	211,658	5.0	4.9
Diluted earnings per common share	0.25	0.27	0.26	(7.4)	(3.8)

Financial Ratios(1)
Return on average assets	0.90%	0.99%	0.96%
Return on average common equity	7.64	8.40	8.45
Return on average tangible common equity(2)	8.55	9.43	9.57
Net interest margin	4.46	4.30	4.37
Net charge-offs as a percentage of average loans and leases	0.11	0.27	0.27

(1) Annualized.
(2) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.

WAYZATA, Minn. (April 24, 2017) - TCF Financial Corporation ("TCF" or the "Company") (NYSE: TCB) today reported net income of $46.3 million for the first quarter of 2017, compared with $48.0 million for the first quarter of 2016 and $50.1 million for the fourth quarter of 2016. Diluted earnings per common share was 25 cents for the first quarter of 2017, compared with 26 cents for the first quarter of 2016 and 27 cents for the fourth quarter of 2016.

"During the first quarter, we completed an auto finance strategic reassessment which resulted in the implementation of changes to that business," said Craig R. Dahl, president and chief executive officer. "In addition, we completed a consumer real estate non-accrual loan sale which lowered our risk profile and allowed us to recognize recoveries from previous charge-offs related to these loans. We also saw strong year-over-year and quarter-over-quarter improvement in net interest income and net interest margin.

"Changes to our auto finance strategy and continued strategic investments in technology capabilities resulted in increased expenses during the first quarter. We are refocusing our auto strategy to ensure profitable growth and increase operating leverage in this business moving forward. In addition, we are making key investments in 2017 that are focused on enhancing our technology capabilities to better serve our customers and drive efficiencies in our business. These initiatives are well underway and I am confident that they put us on a path to generating superior and sustainable returns for our stockholders."

Revenue

Total Revenue					Table 2
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q17 vs	1Q17 vs
	2017	2016	2016	4Q16	1Q16
Net interest income	$222,114	$211,446	$211,658	5.0%	4.9%
Non-interest income:
Fees and service charges	31,282	35,132	32,817	(11.0)	(4.7)
Card revenue	13,150	13,689	13,363	(3.9)	(1.6)
ATM revenue	4,675	4,806	5,021	(2.7)	(6.9)
Subtotal	49,107	53,627	51,201	(8.4)	(4.1)
Gains on sales of auto loans, net	2,864	1,145	11,920	150.1	(76.0)
Gains on sales of consumer real estate loans, net	8,891	16,676	9,384	(46.7)	(5.3)
Servicing fee income	11,651	11,404	8,883	2.2	31.2
Subtotal	23,406	29,225	30,187	(19.9)	(22.5)
Leasing and equipment finance	28,298	31,316	28,487	(9.6)	(0.7)
Other	2,703	1,365	2,843	98.0	(4.9)
Fees and other revenue	103,514	115,533	112,718	(10.4)	(8.2)
Gains (losses) on securities, net	—	135	(116)	(100.0)	(100.0)
Total non-interest income	103,514	115,668	112,602	(10.5)	(8.1)
Total revenue	$325,628	$327,114	$324,260	(0.5)	0.4

Net interest margin(1)	4.46%	4.30%	4.37%
Total non-interest income as a percentage of total revenue	31.8	35.4	34.7

(1) Annualized.

Net Interest Income

•
Net interest income for the first quarter of 2017 increased $10.5 million, or 4.9 percent, compared with the first quarter of 2016 and increased $10.7 million, or 5.0 percent, compared with the fourth quarter of 2016. The increase from the first quarter of 2016 was primarily due to higher average balances of inventory finance loans, leasing and equipment finance loans and leases, securities available for sale, loans and leases held for sale, and commercial loans, as well as higher average yields on variable- and adjustable-rate consumer, commercial and inventory finance loans. These increases were partially offset by lower average consumer real estate loan balances. The increase from the fourth quarter of 2016 was primarily due to higher average yields on all interest-earning assets, seasonally higher average inventory finance loan balances and higher average commercial loan balances, partially offset by two fewer days in the quarter.

•
Net interest margin for the first quarter of 2017 was 4.46 percent, compared with 4.37 percent for the first quarter of 2016 and 4.30 percent for the fourth quarter of 2016. The increase from the first quarter of 2016 was primarily due to higher average balances of interest-earning assets and higher average yields on the variable- and adjustable-rate loans. The increase from the fourth quarter of 2016 was primarily due to higher average yields on all interest-earning assets, seasonally higher average inventory finance loan balances and higher average commercial loan balances.

Non-interest Income

•
Fees and service charges for the first quarter of 2017 were $31.3 million, down $1.5 million, or 4.7 percent, from the first quarter of 2016 and down $3.9 million, or 11.0 percent, from the fourth quarter of 2016. The decreases from both periods were primarily due to lower overdraft fees.

•
TCF sold $250.6 million, $444.3 million and $516.0 million of auto loans during the first quarters of 2017 and 2016 and the fourth quarter of 2016, respectively, resulting in net gains in each respective period.

•
TCF sold $379.4 million, $321.4 million and $520.8 million of consumer real estate loans during the first quarters of 2017 and 2016 and the fourth quarter of 2016, respectively, resulting in net gains in each respective period. Included in consumer real estate loans sold in the first quarter of 2017 was $49.4 million of non-accrual loans, servicing released. As these loans were previously partially charged-off, a recovery of $8.7 million was recorded as a reduction to provision for credit losses and a loss of $0.8 million was recorded in gains on sales of consumer real estate loans, net.

•
Servicing fee income was $11.7 million on $5.6 billion of average loans and leases serviced for others for the first quarter of 2017, compared with $8.9 million on $4.4 billion for the first quarter of 2016 and $11.4 million on $5.5 billion for the fourth quarter of 2016. The increase from the first quarter of 2016 was due to the cumulative effect of the increase in the portfolio of auto finance and consumer real estate loans sold with servicing retained by TCF.

Loans and Leases

Period-End and Average Loans and Leases					Table 3
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q17 vs	1Q17 vs
	2017	2016	2016	4Q16	1Q16
Period-End:
Consumer real estate:
First mortgage lien	$2,166,691	$2,292,596	$2,521,492	(5.5)%	(14.1)%
Junior lien	2,494,696	2,791,756	2,729,075	(10.6)	(8.6)
Total consumer real estate	4,661,387	5,084,352	5,250,567	(8.3)	(11.2)
Commercial	3,376,050	3,286,478	3,114,594	2.7	8.4
Leasing and equipment finance	4,276,008	4,336,310	4,005,934	(1.4)	6.7
Inventory finance	2,864,248	2,470,175	2,676,675	16.0	7.0
Auto finance	2,780,416	2,647,741	2,786,731	5.0	(0.2)
Other	16,785	18,771	18,940	(10.6)	(11.4)
Total	$17,974,894	$17,843,827	$17,853,441	0.7	0.7

Average:
Consumer real estate:
First mortgage lien	$2,237,801	$2,306,421	$2,573,915	(3.0)%	(13.1)%
Junior lien	2,791,200	2,779,725	2,884,859	0.4	(3.2)
Total consumer real estate	5,029,001	5,086,146	5,458,774	(1.1)	(7.9)
Commercial	3,302,891	3,147,517	3,158,101	4.9	4.6
Leasing and equipment finance	4,285,944	4,252,543	3,992,678	0.8	7.3
Inventory finance	2,696,787	2,389,980	2,433,534	12.8	10.8
Auto finance	2,714,862	2,647,088	2,703,880	2.6	0.4
Other	9,740	9,307	10,018	4.7	(2.8)
Total	$18,039,225	$17,532,581	$17,756,985	2.9	1.6

•
Period-end loans and leases were $18.0 billion at March 31, 2017, an increase of $0.1 billion, or 0.7 percent, compared with March 31, 2016 and December 31, 2016. Average loans and leases were $18.0 billion for the first quarter of 2017, an increase of $0.3 billion, or 1.6 percent, compared with the first quarter of 2016 and an increase of $0.5 billion, or 2.9 percent, compared with the fourth quarter of 2016.

The increase from March 31, 2016 for period-end loans and leases was primarily due to increases in the leasing and equipment finance, commercial and inventory finance portfolios. The increase from the first quarter of 2016 for average loans and leases was primarily due to increases in the leasing and equipment finance, inventory finance and commercial portfolios. Both of these increases were partially offset by a decrease in the consumer real estate portfolio. The increase from December 31, 2016 for period-end loans and leases was primarily due to seasonal increases in the inventory finance portfolio and an increase in the auto finance portfolio, partially offset by a decrease in the consumer real estate portfolio. The increase from the fourth quarter of 2016 for average loans and leases was primarily due to seasonal increases in the inventory finance portfolio and an increase in the commercial portfolio.

•
Loan and lease originations were $4.0 billion for the first quarter of 2017, a decrease of 1.0 percent compared with the first quarter of 2016 and a decrease of $0.3 billion, or 6.9 percent compared with the fourth quarter of 2016. The decrease from the fourth quarter of 2016 was primarily due to decreased originations in consumer real estate, leasing and equipment finance and commercial, partially offset by seasonally higher inventory finance originations.

Credit Quality

Credit Trends							Table 4
						Change
(Dollars in thousands)	1Q	4Q	3Q	2Q	1Q	1Q17 vs	1Q17 vs
	2017	2016	2016	2016	2016	4Q16	1Q16
Over 60-day delinquencies as a percentage of period-end loans and leases(1)	0.09%	0.12%	0.12%	0.12%	0.10%	(3) bps	(1) bps
Net charge-offs as a percentage of average loans and leases(2)	0.11	0.27	0.26	0.23	0.27	(16)	(16)
Non-accrual loans and leases and other real estate owned	$170,940	$228,242	$223,759	$232,334	$241,090	(25.1)%	(29.1)%
Provision for credit losses	12,193	19,888	13,894	13,250	18,842	(38.7)	(35.3)

(1) Excludes non-accrual loans and leases.
(2) Annualized.

•
The over 60-day delinquency rate, excluding non-accrual loans and leases, was 0.09 percent at March 31, 2017, down from 0.10 percent at March 31, 2016, and down from 0.12 percent at December 31, 2016. The decrease from March 31, 2016 was primarily driven by improved credit quality in the consumer real estate first mortgage lien portfolio, partially offset by higher delinquencies in the auto finance portfolio. The decrease from December 31, 2016 was primarily driven by improved delinquencies in the consumer real estate first mortgage lien and auto finance portfolios.

•
The net charge-off rate was 0.11 percent for the first quarter of 2017, down from 0.27 percent for the first quarter and fourth quarter of 2016. The decreases from both periods were primarily due to the recovery of previously charged-off consumer real estate non-accrual loans that were sold, partially offset by increased net charge-offs in the commercial portfolio. The decrease from the first quarter of 2016 was also partially offset by increased net charge-offs in the auto finance portfolio. Excluding the $8.7 million recovery from the non-accrual loan sale, the net charge-off rate was 0.31% for the first quarter of 2017.

•
Non-accrual loans and leases and other real estate owned was $170.9 million at March 31, 2017, a decrease of $70.2 million, or 29.1 percent, from March 31, 2016, and a decrease of $57.3 million, or 25.1 percent, from December 31, 2016. Non-accrual loans and leases were $139.0 million at March 31, 2017, a decrease of $59.7 million, or 30.0 percent, from March 31, 2016 and a decrease of $42.5 million, or 23.4 percent, from December 31, 2016. The decrease from March 31, 2016 was primarily due to the consumer real estate non-accrual loan sale of $49.4 million and a decrease in auto finance non-accrual loans, partially offset by an increase in non-accrual loans in the commercial and inventory finance portfolios. The decrease from December 31, 2016 was primarily due to the consumer real estate non-accrual loan sale of $49.4 million, partially offset by an increase in non-accrual commercial loans and non-accrual leasing and equipment finance loans and leases. Other real estate owned was $32.0 million at March 31, 2017, a decrease of $10.5 million, or 24.7 percent, from March 31, 2016, and a decrease of $14.8 million, or 31.7 percent, from December 31, 2016. The decreases from both periods were primarily due to the sales of consumer real estate properties outpacing additions.

•
Provision for credit losses was $12.2 million for the first quarter of 2017, a decrease of $6.6 million, or 35.3 percent, from the first quarter of 2016, and a decrease of $7.7 million, or 38.7 percent, from the fourth quarter of 2016. The decreases from both periods were primarily due to the recovery of $8.7 million on previous charge-offs related to the consumer real estate non-accrual loans that were sold.

Deposits

Average Deposits					Table 5
				Percent Change
(Dollars in thousands)	1Q	4Q	1Q	1Q17 vs	1Q17 vs
	2017	2016	2016	4Q16	1Q16

Checking	$5,914,203	$5,759,806	$5,593,300	2.7%	5.7%
Savings	4,773,788	4,681,662	4,713,765	2.0	1.3
Money market	2,385,353	2,429,239	2,472,751	(1.8)	(3.5)
Certificates of deposit	4,033,143	4,198,190	4,104,951	(3.9)	(1.7)
Total average deposits	$17,106,487	$17,068,897	$16,884,767	0.2	1.3

Average interest rate on deposits(1)	0.33%	0.35%	0.36%

(1) Annualized.

•
Total average deposits for the first quarter of 2017 increased $221.7 million, or 1.3 percent, from the first quarter of 2016 and increased $37.6 million or 0.2 percent from the fourth quarter of 2016. The increase from the first quarter of 2016 was primarily due to growth in average checking balances, partially offset by decreases in money market balances and certificates of deposit. The increase from the fourth quarter of 2016 was primarily due to growth in average checking and savings balances, partially offset by a decrease in certificates of deposit.

•
The average interest rate on deposits for the first quarter of 2017 was 0.33 percent, down 3 basis points from the first quarter of 2016 and down 2 basis points from the fourth quarter of 2016. The decreases from both periods were primarily due to decreased average interest rates on money market balances and certificates of deposit.

Non-interest Expense

Non-interest Expense					Table 6
				Change
(Dollars in thousands)	1Q	4Q	1Q	1Q17 vs	1Q17 vs
	2017	2016	2016	4Q16	1Q16

Compensation and employee benefits	$124,477	$115,001	$124,473	8.2%	—%
Occupancy and equipment	39,600	38,150	37,008	3.8	7.0
Other	64,037	59,235	53,348	8.1	20.0
Subtotal	228,114	212,386	214,829	7.4	6.2
Operating lease depreciation	11,242	10,906	9,573	3.1	17.4
Foreclosed real estate and repossessed assets, net	4,549	1,889	3,920	140.8	16.0
Other credit costs, net	101	178	12	(43.3)	N.M.
Total non-interest expense	$244,006	$225,359	$228,334	8.3	6.9

Efficiency ratio	74.93%	68.89%	70.42%	604 bps	451 bps

N.M. Not Meaningful.

•
Compensation and employee benefits expense was consistent with the first quarter of 2016 and increased $9.5 million, or 8.2 percent, from the fourth quarter of 2016. The increase from the fourth quarter of 2016 was primarily due to seasonality of payroll taxes, the annual pension plan valuation adjustment in the fourth quarter of 2016 and the Company's 401K match on incentive compensation, as well as higher salaries, partially offset by lower medical and pharmacy claims.

•
Other non-interest expense increased $10.7 million, or 20.0 percent, from the first quarter of 2016 and increased $4.8 million, or 8.1 percent, from the fourth quarter of 2016. The increases were primarily due to higher severance expense in our auto finance business and higher professional fees related to strategic investments in technology capabilities.

•
Net expenses related to foreclosed real estate and repossessed assets increased $0.6 million, or 16.0 percent, from the first quarter of 2016 and increased $2.7 million, or 140.8 percent, from the fourth quarter of 2016. The increase from the first quarter of 2016 was primarily due to lower gains on sales of other real estate owned and higher repossessed assets expense, partially offset by lower valuation adjustments and lower operating costs. The increase from the fourth quarter of 2016 was primarily due to lower gains on sales of commercial properties and higher repossessed assets expense.

Income Tax Expense

•
The Company’s effective income tax rate was 30.0 percent for the first quarter of 2017, compared with 34.8 percent for the first quarter of 2016 and 36.4 percent for the fourth quarter of 2016. The effective tax rate for the first quarter of 2017 included discrete tax benefits totaling $2.3 million, of which $2.0 million resulted from tax benefits related to stock compensation recorded in income tax expense that were previously recorded in additional paid-in capital subject to new accounting guidance adopted January 1, 2017. The decreases from both periods were also due to increased investments in tax-exempt securities available for sale.

Capital

Capital Information		Table 7
	At Mar. 31,	At Dec. 31,
(Dollars in thousands, except per-share data)	2017	2016
Total equity	$2,490,663	$2,444,645
Book value per common share	12.88	12.66
Tangible book value per common share(1)	11.55	11.33
Common equity to assets	10.08%	10.09%
Tangible common equity to tangible assets(1)	9.13	9.13
Capital accumulation rate(2)	6.83	8.59

	At Mar. 31,	At Dec. 31,
Regulatory Capital:	2017(3)	2016
Common equity Tier 1 capital	$2,003,988	$1,970,323
Tier 1 capital	2,288,736	2,248,221
Total capital	2,667,204	2,635,925

Regulatory Capital Ratios:
Common equity Tier 1 capital ratio	10.11%	10.24%
Tier 1 risk-based capital ratio	11.55	11.68
Total risk-based capital ratio	13.46	13.69
Tier 1 leverage ratio	10.64	10.73

(1) See "Reconciliation of GAAP to Non-GAAP Financial Measures" table.
(2) Calculated as the change in annualized year-to-date common equity Tier 1 capital as a percentage of prior year end common equity Tier 1 capital.
(3) The regulatory capital ratios for 1Q 2017 are preliminary pending completion and filing of the Company's regulatory reports.

•	TCF maintained strong capital ratios as the Company accumulated capital through earnings.

•	Book value per common share increased 1.7 percent from December 31, 2016 and tangible book value per common share increased 1.9 percent from December 31, 2016.

•
On April 20, 2017, TCF's Board of Directors declared a regular quarterly cash dividend of 7.5 cents per common share, payable on June 1, 2017, to stockholders of record at the close of business on May 15, 2017. TCF also declared dividends on the 7.50% Series A and 6.45% Series B Non-Cumulative Perpetual Preferred Stock, both payable on June 1, 2017, to stockholders of record at the close of business on May 15, 2017.

Webcast Information
A live webcast of TCF's conference call to discuss the first quarter earnings will be hosted at TCF's website,     http://ir.tcfbank.com, on April 24, 2017 at 9:00 a.m. CDT. A slide presentation for the call will be available on the website prior to the call. Additionally, the webcast will be available for replay on TCF's website after the conference call. The website also includes free access to company news releases, TCF's annual report, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national bank holding company. As of March 31, 2017, TCF had $21.8 billion in total assets and 331 branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing, equipment finance and auto finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act
Any statements contained in this earnings release regarding the outlook for the Company's businesses and their respective markets, such as projections of future performance, guidance, statements of the Company's plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company's assumptions and beliefs. Such statements may be identified by such words or phrases as "will likely result," "are expected to," "will continue," "outlook," "will benefit," "is anticipated," "estimate," "project," "management believes" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause the Company's future results to differ materially from those expressed or implied in any forward-looking statements contained herein. These factors include the factors discussed in Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016 under the heading "Risk Factors", the factors discussed below and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

Adverse Economic or Business Conditions; Competitive Conditions; Credit and Other Risks. Deterioration in general economic and banking industry conditions, including those arising from government shutdowns, defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the U.S.), or increases in unemployment; adverse economic, business and competitive developments such as shrinking interest margins, reduced demand for financial services and loan and lease products, deposit outflows, increased deposit costs due to competition for deposit growth and evolving payment system developments, deposit account attrition or an inability to increase the number of deposit accounts; customers completing financial transactions without using a bank; adverse changes in credit quality and other risks posed by TCF's loan, lease, investment, securities held to maturity and securities available for sale portfolios, including declines in commercial or residential real estate values, changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements, or the inability of home equity line borrowers to make increased payments caused by increased interest rates or amortization of principal; deviations from estimates of prepayment rates and fluctuations in interest rates that result in decreases in the value of assets such as interest-only strips that arise in connection with TCF's loan sales activity; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF's interest-earning assets and the rates paid on its deposits and borrowings; foreign currency exchange risks; counterparty risk, including the risk of defaults by our counterparties or diminished availability of counterparties who satisfy our credit quality requirements; decreases in demand for the types of equipment that TCF leases or finances; the effect of any negative publicity.

Legislative and Regulatory Requirements. New consumer protection and supervisory requirements and regulations, including those resulting from action by the Consumer Financial Protection Bureau ("CFPB") and changes in the scope of Federal preemption of state laws that could be applied to national banks and their subsidiaries; the imposition of requirements that adversely impact TCF's deposit, lending, loan collection and other business activities such as mortgage foreclosure moratorium laws, further regulation of financial institution campus banking programs, or new restrictions on loan and lease products; changes affecting customer account charges and fee income, including changes to interchange rates; regulatory actions or changes in customer opt-in preferences with respect to overdrafts, which may have an adverse impact on TCF; governmental regulations or judicial actions affecting the security interests of creditors; deficiencies in TCF's compliance programs, including under the Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs including those resulting from health care reform; regulatory criticism and resulting enforcement actions or other adverse consequences such as increased capital requirements, higher deposit insurance assessments or monetary damages or penalties; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to enterprise risk management, the Bank Secrecy Act and anti-money laundering compliance activity.

Earnings/Capital Risks and Constraints, Liquidity Risks. Limitations on TCF's ability to pay dividends or to increase dividends because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry; the impact on banks of regulatory reform, including additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF's ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades or unfavorable conditions in the credit markets that restrict or limit various funding sources; costs associated with new regulatory requirements or interpretive guidance including those relating to liquidity; uncertainties relating to future retail deposit account changes, including limitations on TCF's ability to predict customer behavior and the impact on TCF's fee revenues.

Branching Risk; Growth Risks. Adverse developments affecting TCF's supermarket banking relationships or either of the primary supermarket chains in which TCF maintains supermarket branches; costs related to closing underperforming branches; inability to timely close underperforming branches due to long-term lease obligations; slower than anticipated growth in existing or acquired businesses; inability to successfully execute on TCF's growth strategy through acquisitions or expanding existing business relationships; failure to expand or diversify TCF's balance sheet through new or expanded programs or opportunities; technology-related risks, including the failure to successfully attract and retain customers; failure to effectuate, and risks of claims related to, sales and securitizations of loans; risks related to new product additions and addition of distribution channels (or entry into new markets) for existing products.

Technological and Operational Matters. Technological or operational difficulties, loss or theft of information, cyber-attacks and other security breaches, counterparty failures and the possibility that deposit account losses (fraudulent checks, etc.) may increase; failure to keep pace with technological change, such as by failing to develop and maintain technology necessary to satisfy customer demands, costs and possible disruptions related to upgrading systems; the failure to attract and retain key employees.

Litigation Risks. Results of litigation or government enforcement actions such as TCF's pending litigation with the CFPB and related matters, including class action litigation or enforcement actions concerning TCF's lending or deposit activities, including account opening/origination, servicing practices, fees or charges, employment practices, or checking account overdraft program "opt in" requirements; and possible increases in indemnification obligations for certain litigation against Visa U.S.A.

Accounting, Audit, Tax and Insurance Matters. Changes in accounting standards or interpretations of existing standards; federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; ineffective internal controls; adverse federal, state or foreign tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF; potential for claims and legal action related to TCF's fiduciary responsibilities.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended March 31,		Change
	2017	2016	$	%
Interest income:
Loans and leases	$219,548	$214,805	$4,743	2.2%
Securities available for sale	7,980	5,498	2,482	45.1
Securities held to maturity	1,280	1,319	(39)	(3.0)
Loans held for sale and other	13,499	10,720	2,779	25.9
Total interest income	242,307	232,342	9,965	4.3
Interest expense:
Deposits	13,715	14,991	(1,276)	(8.5)
Borrowings	6,478	5,693	785	13.8
Total interest expense	20,193	20,684	(491)	(2.4)
Net interest income	222,114	211,658	10,456	4.9
Provision for credit losses	12,193	18,842	(6,649)	(35.3)
Net interest income after provision for credit losses	209,921	192,816	17,105	8.9
Non-interest income:
Fees and service charges	31,282	32,817	(1,535)	(4.7)
Card revenue	13,150	13,363	(213)	(1.6)
ATM revenue	4,675	5,021	(346)	(6.9)
Subtotal	49,107	51,201	(2,094)	(4.1)
Gains on sales of auto loans, net	2,864	11,920	(9,056)	(76.0)
Gains on sales of consumer real estate loans, net	8,891	9,384	(493)	(5.3)
Servicing fee income	11,651	8,883	2,768	31.2
Subtotal	23,406	30,187	(6,781)	(22.5)
Leasing and equipment finance	28,298	28,487	(189)	(0.7)
Other	2,703	2,843	(140)	(4.9)
Fees and other revenue	103,514	112,718	(9,204)	(8.2)
Gains (losses) on securities, net	—	(116)	116	(100.0)
Total non-interest income	103,514	112,602	(9,088)	(8.1)
Non-interest expense:
Compensation and employee benefits	124,477	124,473	4	—
Occupancy and equipment	39,600	37,008	2,592	7.0
Other	64,037	53,348	10,689	20.0
Subtotal	228,114	214,829	13,285	6.2
Operating lease depreciation	11,242	9,573	1,669	17.4
Foreclosed real estate and repossessed assets, net	4,549	3,920	629	16.0
Other credit costs, net	101	12	89	N.M.
Total non-interest expense	244,006	228,334	15,672	6.9
Income before income tax expense	69,429	77,084	(7,655)	(9.9)
Income tax expense	20,843	26,803	(5,960)	(22.2)
Income after income tax expense	48,586	50,281	(1,695)	(3.4)
Income attributable to non-controlling interest	2,308	2,235	73	3.3
Net income attributable to TCF Financial Corporation	46,278	48,046	(1,768)	(3.7)
Preferred stock dividends	4,847	4,847	—	—
Net income available to common stockholders	$41,431	$43,199	$(1,768)	(4.1)

Earnings per common share:
Basic	$0.25	$0.26	$(0.01)	(3.8)%
Diluted	0.25	0.26	(0.01)	(3.8)

Dividends declared per common share	$0.075	$0.075	$—	—%

Average common and common equivalent shares
outstanding (in thousands):
Basic	167,903	166,887	1,016	0.6%
Diluted	168,530	167,435	1,095	0.7

N.M. Not Meaningful.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,		Change
	2017	2016	$	%
Net income attributable to TCF Financial Corporation	$46,278	$48,046	$(1,768)	(3.7)%
Other comprehensive income (loss), net of tax:
Net unrealized gains (losses) on securities available for sale and interest-only strips	2,769	12,037	(9,268)	(77.0)
Net unrealized gains (losses) on net investment hedges	(313)	(2,020)	1,707	84.5
Foreign currency translation adjustment	581	3,409	(2,828)	(83.0)
Recognized postretirement prior service cost	(7)	(7)	—	—
Total other comprehensive income (loss), net of tax	3,030	13,419	(10,389)	(77.4)
Comprehensive income	$49,308	$61,465	$(12,157)	(19.8)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per-share data)
(Unaudited)

	At March 31,	At Dec. 31,	Change
	2017	2016	$	%
ASSETS:
Cash and due from banks	$468,584	$609,603	$(141,019)	(23.1)%
Investments	81,717	74,714	7,003	9.4
Securities held to maturity	176,236	181,314	(5,078)	(2.8)
Securities available for sale	1,475,950	1,423,435	52,515	3.7
Loans and leases held for sale	605,631	268,832	336,799	125.3
Loans and leases:
Consumer real estate:
First mortgage lien	2,166,691	2,292,596	(125,905)	(5.5)
Junior lien	2,494,696	2,791,756	(297,060)	(10.6)
Total consumer real estate	4,661,387	5,084,352	(422,965)	(8.3)
Commercial	3,376,050	3,286,478	89,572	2.7
Leasing and equipment finance	4,276,008	4,336,310	(60,302)	(1.4)
Inventory finance	2,864,248	2,470,175	394,073	16.0
Auto finance	2,780,416	2,647,741	132,675	5.0
Other	16,785	18,771	(1,986)	(10.6)
Total loans and leases	17,974,894	17,843,827	131,067	0.7
Allowance for loan and lease losses	(160,166)	(160,269)	103	0.1
Net loans and leases	17,814,728	17,683,558	131,170	0.7
Premises and equipment, net	423,055	418,372	4,683	1.1
Goodwill	225,640	225,640	—	—
Other assets	565,027	555,858	9,169	1.6
Total assets	$21,836,568	$21,441,326	$395,242	1.8

LIABILITIES AND EQUITY:
Deposits:
Checking	$6,218,654	$6,009,151	$209,503	3.5%
Savings	4,850,742	4,719,481	131,261	2.8
Money market	2,301,643	2,421,467	(119,824)	(4.9)
Certificates of deposit	4,094,551	4,092,423	2,128	0.1
Total deposits	17,465,590	17,242,522	223,068	1.3
Short-term borrowings	5,432	4,391	1,041	23.7
Long-term borrowings	1,241,155	1,073,181	167,974	15.7
Total borrowings	1,246,587	1,077,572	169,015	15.7
Accrued expenses and other liabilities	633,728	676,587	(42,859)	(6.3)
Total liabilities	19,345,905	18,996,681	349,224	1.8
Equity:
Preferred stock, par value $0.01 per share, 30,000,000 shares authorized;
4,006,900 shares issued	263,240	263,240	—	—
Common stock, par value $0.01 per share, 280,000,000 shares authorized;
170,983,828 and 171,034,506 shares issued, respectively	1,710	1,710	—	—
Additional paid-in capital	853,024	862,776	(9,752)	(1.1)
Retained earnings, subject to certain restrictions	1,410,418	1,382,901	27,517	2.0
Accumulated other comprehensive income (loss)	(30,695)	(33,725)	3,030	9.0
Treasury stock at cost, 42,566 shares, and other	(33,585)	(49,419)	15,834	32.0
Total TCF Financial Corporation stockholders' equity	2,464,112	2,427,483	36,629	1.5
Non-controlling interest in subsidiaries	26,551	17,162	9,389	54.7
Total equity	2,490,663	2,444,645	46,018	1.9
Total liabilities and equity	$21,836,568	$21,441,326	$395,242	1.8

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA
(Dollars in thousands)
(Unaudited)

Over 60-Day Delinquencies as a Percentage of Portfolio(1)

	At	At	At	At	At	Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2017	2016	2016	2016	2016	2016		2016
Consumer real estate:
First mortgage lien	0.28%	0.40%	0.36%	0.36%	0.39%	(12)	bps	(11)	bps
Junior lien	0.05	0.05	0.03	0.03	0.05	—		—
Total consumer real estate	0.15	0.21	0.18	0.18	0.21	(6)		(6)
Commercial	—	—	0.01	0.11	—	—		—
Leasing and equipment finance	0.12	0.10	0.14	0.13	0.12	2		—
Inventory finance	—	—	0.01	—	—	—		—
Auto finance	0.13	0.23	0.20	0.13	0.09	(10)		4
Other	0.05	0.10	0.05	0.33	0.13	(5)		(8)
Subtotal	0.09	0.12	0.12	0.12	0.10	(3)		(1)
Portfolios acquired with deteriorated credit quality	—	—	3.06	0.02	1.51	—		(151)
Total delinquencies	0.09	0.12	0.12	0.12	0.10	(3)		(1)

(1)	Excludes non-accrual loans and leases.

Net Charge-Offs as a Percentage of Average Loans and Leases

	Three Months Ended(1)					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,		Mar. 31,
	2017	2016	2016	2016	2016	2016		2016
Consumer real estate:
First mortgage lien	(0.18)%	0.26%	0.34%	0.35%	0.55%	(44)	bps	(73)	bps
Junior lien	(0.89)	0.08	0.04	0.05	0.17	(97)		(106)
Total consumer real estate	(0.58)	0.17	0.17	0.19	0.35	(75)		(93)
Commercial	0.32	0.01	(0.01)	0.08	(0.02)	31		34
Leasing and equipment finance	0.13	0.10	0.18	0.11	0.13	3		—
Inventory finance	0.01	0.07	0.10	0.09	0.04	(6)		(3)
Auto finance	1.12	1.09	0.86	0.69	0.81	3		31
Other	N.M.	N.M.	N.M.	N.M.	N.M.	N.M.		N.M.
Total	0.11	0.27	0.26	0.23	0.27	(16)		(16)

N.M. Not Meaningful.

(1)	Annualized.

Non-Accrual Loans and Leases Rollforward

	Three Months Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2017	2016	2016	2016	2016	2016	2016
Balance, beginning of period	$181,445	$190,047	$195,542	$198,649	$200,466	$(8,602)	$(19,021)
Additions	34,661	32,398	28,697	35,280	38,029	2,263	(3,368)
Charge-offs	(6,412)	(4,158)	(5,670)	(5,475)	(7,436)	(2,254)	1,024
Transfers to other assets	(8,786)	(17,118)	(11,687)	(10,310)	(12,342)	8,332	3,556
Return to accrual status	(2,591)	(4,546)	(5,447)	(6,687)	(7,698)	1,955	5,107
Payments received	(10,732)	(14,351)	(13,845)	(17,774)	(15,551)	3,619	4,819
Sales	(49,916)	(2,764)	—	(900)	—	(47,152)	(49,916)
Other, net	1,312	1,937	2,457	2,759	3,181	(625)	(1,869)
Balance, end of period	$138,981	$181,445	$190,047	$195,542	$198,649	$(42,464)	$(59,668)

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
SUMMARY OF CREDIT QUALITY DATA, CONTINUED
(Dollars in thousands)
(Unaudited)

Other Real Estate Owned Rollforward

	Three Months Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2017	2016	2016	2016	2016	2016	2016
Balance, beginning of period	$46,797	$33,712	$36,792	$42,441	$49,982	$13,085	$(3,185)
Transferred in	7,212	13,865	10,124	9,661	10,575	(6,653)	(3,363)
Sales	(14,982)	(8,655)	(12,997)	(16,058)	(18,885)	(6,327)	3,903
Writedowns	(1,538)	(1,281)	(1,984)	(2,027)	(2,744)	(257)	1,206
Other, net(1)	(5,530)	9,156	1,777	2,775	3,513	(14,686)	(9,043)
Balance, end of period	$31,959	$46,797	$33,712	$36,792	$42,441	$(14,838)	$(10,482)

(1)	Includes transfers (to) from premises and equipment.

Allowance for Loan and Lease Losses

	At		At		At		At		At
	Mar. 31,		Dec. 31,		Sep. 30,		Jun. 30,		Mar. 31,
	2017		2016		2016		2016		2016
		% of		% of		% of		% of		% of
	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio	Balance	Portfolio
Consumer real estate	$53,851	1.16%	$59,448	1.17%	$62,092	1.24%	$64,765	1.27%	$66,728	1.27%
Commercial	33,697	1.00	32,695	0.99	31,648	1.00	31,161	1.01	31,547	1.01
Leasing and equipment finance	21,257	0.50	21,350	0.49	20,649	0.49	20,124	0.49	19,454	0.49
Inventory finance	15,816	0.55	13,932	0.56	11,807	0.52	12,084	0.52	13,306	0.50
Auto finance	35,108	1.26	32,310	1.22	29,115	1.07	29,772	1.06	28,535	1.02
Other	437	2.60	534	2.84	530	2.96	666	3.19	504	2.66
Total	$160,166	0.89	$160,269	0.90	$155,841	0.90	$158,572	0.91	$160,074	0.90

Changes in Allowance for Loan and Lease Losses

	Three Months Ended					Change from
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Mar. 31,
	2017	2016	2016	2016	2016	2016	2016
Balance, beginning of period	$160,269	$155,841	$158,572	$160,074	$156,054	$4,428	$4,215
Charge-offs	(18,902)	(16,451)	(16,244)	(14,723)	(16,667)	(2,451)	(2,235)
Recoveries	13,813	4,718	4,779	4,592	4,761	9,095	9,052
Net (charge-offs) recoveries	(5,089)	(11,733)	(11,465)	(10,131)	(11,906)	6,644	6,817
Provision for credit losses	12,193	19,888	13,894	13,250	18,842	(7,695)	(6,649)
Other	(7,207)	(3,727)	(5,160)	(4,621)	(2,916)	(3,480)	(4,291)
Balance, end of period	$160,166	$160,269	$155,841	$158,572	$160,074	$(103)	$92

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2017			2016
	Average		Yields and	Average		Yields and
	Balance	Interest(1)	Rates(1)(2)	Balance	Interest(1)	Rates(1)(2)
ASSETS:
Investments and other	$286,519	$2,747	3.88%	$349,079	$2,216	2.55%
Securities held to maturity	177,939	1,280	2.88	199,303	1,319	2.65
Securities available for sale:(3)
Taxable	815,867	4,654	2.28	640,796	3,818	2.38
Tax-exempt(4)	640,826	5,117	3.19	319,427	2,584	3.24
Loans and leases held for sale	464,301	10,752	9.39	367,686	8,504	9.30
Loans and leases:(5)
Consumer real estate:
Fixed-rate	2,083,472	29,287	5.70	2,430,773	35,202	5.82
Variable- and adjustable-rate	2,945,529	40,239	5.54	3,028,001	40,056	5.32
Total consumer real estate	5,029,001	69,526	5.60	5,458,774	75,258	5.54
Commercial:
Fixed-rate	1,000,316	11,713	4.75	1,012,870	12,429	4.94
Variable- and adjustable-rate	2,302,575	24,391	4.30	2,145,231	21,337	4.00
Total commercial	3,302,891	36,104	4.43	3,158,101	33,766	4.30
Leasing and equipment finance	4,285,944	47,976	4.48	3,992,678	44,654	4.47
Inventory finance	2,696,787	39,451	5.93	2,433,534	34,370	5.68
Auto finance	2,714,862	27,771	4.15	2,703,880	27,837	4.14
Other	9,740	131	5.44	10,018	142	5.63
Total loans and leases	18,039,225	220,959	4.95	17,756,985	216,027	4.89
Total interest-earning assets	20,424,677	245,509	4.86	19,633,276	234,468	4.80
Other assets(6)	1,263,678			1,297,479
Total assets	$21,688,355			$20,930,755
LIABILITIES AND EQUITY:
Non-interest bearing deposits:
Retail	$1,880,298			$1,751,710
Small business	894,845			853,645
Commercial and custodial	626,081			560,983
Total non-interest bearing deposits	3,401,224			3,166,338
Interest-bearing deposits:
Checking	2,530,281	83	0.01	2,440,563	81	0.01
Savings	4,756,486	501	0.04	4,700,164	346	0.03
Money market	2,385,353	2,938	0.50	2,472,751	3,807	0.62
Certificates of deposit	4,033,143	10,193	1.02	4,104,951	10,757	1.05
Total interest-bearing deposits	13,705,263	13,715	0.41	13,718,429	14,991	0.44
Total deposits	17,106,487	13,715	0.33	16,884,767	14,991	0.36
Borrowings:
Short-term borrowings	4,628	7	0.65	5,562	7	0.53
Long-term borrowings	1,459,053	6,471	1.78	1,062,513	5,686	2.14
Total borrowings	1,463,681	6,478	1.78	1,068,075	5,693	2.13
Total interest-bearing liabilities	15,168,944	20,193	0.54	14,786,504	20,684	0.56
Total deposits and borrowings	18,570,168	20,193	0.44	17,952,842	20,684	0.46
Other liabilities	665,301			650,908
Total liabilities	19,235,469			18,603,750
Total TCF Financial Corp. stockholders' equity	2,431,755			2,307,781
Non-controlling interest in subsidiaries	21,131			19,224
Total equity	2,452,886			2,327,005
Total liabilities and equity	$21,688,355			$20,930,755
Net interest income and margin		$225,316	4.46		$213,784	4.37

(1)	Interest and yields are presented on a fully tax-equivalent basis.

(2)	Annualized.

(3)	Average balances and yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

(5)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(6)	Includes leased equipment and related initial direct costs under operating leases of $180.3 million and $133.6 million for the first quarters of 2017 and 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per-share data)
(Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2017	2016	2016	2016	2016
Interest income:
Loans and leases	$219,548	$210,848	$210,765	$214,128	$214,805
Securities available for sale	7,980	7,553	7,126	6,396	5,498
Securities held to maturity	1,280	1,165	1,049	1,116	1,319
Loans held for sale and other	13,499	12,092	13,786	12,364	10,720
Total interest income	242,307	231,658	232,726	234,004	232,342
Interest expense:
Deposits	13,715	15,053	15,851	15,893	14,991
Borrowings	6,478	5,159	4,857	5,127	5,693
Total interest expense	20,193	20,212	20,708	21,020	20,684
Net interest income	222,114	211,446	212,018	212,984	211,658
Provision for credit losses	12,193	19,888	13,894	13,250	18,842
Net interest income after provision for credit losses	209,921	191,558	198,124	199,734	192,816
Non-interest income:
Fees and service charges	31,282	35,132	35,093	34,622	32,817
Card revenue	13,150	13,689	13,747	14,083	13,363
ATM revenue	4,675	4,806	5,330	5,288	5,021
Subtotal	49,107	53,627	54,170	53,993	51,201
Gains on sales of auto loans, net	2,864	1,145	11,624	10,143	11,920
Gains on sales of consumer real estate loans, net	8,891	16,676	13,528	10,839	9,384
Servicing fee income	11,651	11,404	10,393	9,502	8,883
Subtotal	23,406	29,225	35,545	30,484	30,187
Leasing and equipment finance	28,298	31,316	28,289	31,074	28,487
Other	2,703	1,365	2,270	2,405	2,843
Fees and other revenue	103,514	115,533	120,274	117,956	112,718
Gains (losses) on securities, net	—	135	(600)	—	(116)
Total non-interest income	103,514	115,668	119,674	117,956	112,602
Non-interest expense:
Compensation and employee benefits	124,477	115,001	117,155	118,093	124,473
Occupancy and equipment	39,600	38,150	37,938	36,884	37,008
Other	64,037	59,235	59,421	59,416	53,348
Subtotal	228,114	212,386	214,514	214,393	214,829
Operating lease depreciation	11,242	10,906	10,038	9,842	9,573
Foreclosed real estate and repossessed assets, net	4,549	1,889	4,243	3,135	3,920
Other credit costs, net	101	178	83	(54)	12
Total non-interest expense	244,006	225,359	228,878	227,316	228,334
Income before income tax expense	69,429	81,867	88,920	90,374	77,084
Income tax expense	20,843	29,762	30,257	29,706	26,803
Income after income tax expense	48,586	52,105	58,663	60,668	50,281
Income attributable to non-controlling interest	2,308	2,013	2,371	2,974	2,235
Net income attributable to TCF Financial Corporation	46,278	50,092	56,292	57,694	48,046
Preferred stock dividends	4,847	4,847	4,847	4,847	4,847
Net income available to common stockholders	$41,431	$45,245	$51,445	$52,847	$43,199

Earnings per common share:
Basic	$0.25	$0.27	$0.31	$0.32	$0.26
Diluted	0.25	0.27	0.31	0.31	0.26

Dividends declared per common share	$0.075	$0.075	$0.075	$0.075	$0.075

Financial highlights:(1)
Return on average assets	0.90%	0.99%	1.12%	1.14%	0.96%
Return on average common equity	7.64	8.40	9.59	10.09	8.45
Net interest margin	4.46	4.30	4.34	4.35	4.37

(1)	Annualized.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS
(In thousands)
(Unaudited)

	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
ASSETS:
Investments and other	$286,519	$276,018	$331,107	$322,477	$349,079
Securities held to maturity	177,939	182,177	187,414	194,693	199,303
Securities available for sale:(1)
Taxable	815,867	791,289	747,890	697,902	640,796
Tax-exempt	640,826	610,070	570,013	481,246	319,427
Loans and leases held for sale	464,301	492,457	558,649	497,797	367,686
Loans and leases:(2)
Consumer real estate:
Fixed-rate	2,083,472	2,169,493	2,216,945	2,327,409	2,430,773
Variable- and adjustable-rate	2,945,529	2,916,653	2,918,631	2,931,318	3,028,001
Total consumer real estate	5,029,001	5,086,146	5,135,576	5,258,727	5,458,774
Commercial:
Fixed-rate	1,000,316	948,856	944,347	982,914	1,012,870
Variable- and adjustable-rate	2,302,575	2,198,661	2,147,768	2,127,032	2,145,231
Total commercial	3,302,891	3,147,517	3,092,115	3,109,946	3,158,101
Leasing and equipment finance	4,285,944	4,252,543	4,147,488	4,032,112	3,992,678
Inventory finance	2,696,787	2,389,980	2,272,409	2,564,648	2,433,534
Auto finance	2,714,862	2,647,088	2,670,272	2,751,679	2,703,880
Other	9,740	9,307	9,252	9,585	10,018
Total loans and leases	18,039,225	17,532,581	17,327,112	17,726,697	17,756,985
Total interest-earning assets	20,424,677	19,884,592	19,722,185	19,920,812	19,633,276
Other assets(3)	1,263,678	1,253,002	1,303,670	1,286,506	1,297,479
Total assets	$21,688,355	$21,137,594	$21,025,855	$21,207,318	$20,930,755

LIABILITIES AND EQUITY:
Non-interest-bearing deposits:
Retail	$1,880,298	$1,773,673	$1,771,840	$1,817,734	$1,751,710
Small business	894,845	926,388	894,761	861,394	853,645
Commercial and custodial	626,081	615,686	583,430	582,041	560,983
Total non-interest bearing deposits	3,401,224	3,315,747	3,250,031	3,261,169	3,166,338
Interest-bearing deposits:
Checking	2,530,281	2,454,815	2,434,934	2,478,673	2,440,563
Savings	4,756,486	4,670,906	4,661,565	4,677,681	4,700,164
Money market	2,385,353	2,429,239	2,496,590	2,557,897	2,472,751
Certificates of deposit	4,033,143	4,198,190	4,304,990	4,308,367	4,104,951
Total interest-bearing deposits	13,705,263	13,753,150	13,898,079	14,022,618	13,718,429
Total deposits	17,106,487	17,068,897	17,148,110	17,283,787	16,884,767
Borrowings:
Short-term borrowings	4,628	5,063	8,485	9,100	5,562
Long-term borrowings	1,459,053	931,720	729,737	840,739	1,062,513
Total borrowings	1,463,681	936,783	738,222	849,839	1,068,075
Total interest-bearing liabilities	15,168,944	14,689,933	14,636,301	14,872,457	14,786,504
Total deposits and borrowings	18,570,168	18,005,680	17,886,332	18,133,626	17,952,842
Other liabilities	665,301	695,778	708,048	690,363	650,908
Total liabilities	19,235,469	18,701,458	18,594,380	18,823,989	18,603,750
Total TCF Financial Corporation stockholders' equity	2,431,755	2,417,222	2,409,312	2,357,509	2,307,781
Non-controlling interest in subsidiaries	21,131	18,914	22,163	25,820	19,224
Total equity	2,452,886	2,436,136	2,431,475	2,383,329	2,327,005
Total liabilities and equity	$21,688,355	$21,137,594	$21,025,855	$21,207,318	$20,930,755

(1)	Average balances of securities available for sale are based upon historical amortized cost and exclude equity securities.

(2)	Average balances of loans and leases include non-accrual loans and leases and are presented net of unearned income.

(3)
Includes leased equipment and related initial direct costs under operating leases of $180.3 million, $157.2 million, $138.2 million, $131.9 million and $133.6 million for the first quarter of 2017, and for the fourth quarter, third quarter, second quarter and first quarter of 2016, respectively.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED QUARTERLY YIELDS AND RATES(1)(2)
(Unaudited)

	Mar. 31, 2017	Dec. 31, 2016	Sep. 30, 2016	Jun. 30, 2016	Mar. 31, 2016
ASSETS:
Investments and other	3.88%	3.35%	2.86%	2.99%	2.55%
Securities held to maturity	2.88	2.56	2.24	2.29	2.65
Securities available for sale:(3)
Taxable	2.28	2.22	2.23	2.21	2.38
Tax-exempt(4)	3.19	3.18	3.19	3.25	3.24
Loans and leases held for sale	9.39	7.89	8.12	8.05	9.30
Loans and leases:
Consumer real estate:
Fixed-rate	5.70	5.57	5.75	5.73	5.82
Variable- and adjustable rate	5.54	5.36	5.29	5.32	5.32
Total consumer real estate	5.60	5.45	5.49	5.50	5.54
Commercial:
Fixed-rate	4.75	4.70	4.92	4.96	4.94
Variable- and adjustable-rate	4.30	4.05	3.91	4.00	4.00
Total commercial	4.43	4.25	4.22	4.30	4.30
Leasing and equipment finance	4.48	4.43	4.48	4.45	4.47
Inventory finance	5.93	5.80	6.07	5.74	5.68
Auto finance	4.15	4.04	4.06	4.19	4.14
Other	5.44	5.72	5.85	5.77	5.63
Total loans and leases	4.95	4.82	4.88	4.88	4.89

Total interest-earning assets	4.86	4.70	4.76	4.77	4.80

LIABILITIES:
Interest-bearing deposits:
Checking	0.01	0.01	0.01	0.02	0.01
Savings	0.04	0.04	0.03	0.03	0.03
Money market	0.50	0.57	0.61	0.63	0.62
Certificates of deposit	1.02	1.05	1.07	1.07	1.05
Total interest-bearing deposits	0.41	0.44	0.45	0.46	0.44
Total deposits	0.33	0.35	0.37	0.37	0.36
Borrowings:
Short-term borrowings	0.65	0.77	0.86	0.71	0.53
Long-term borrowings	1.78	2.21	2.65	2.43	2.14
Total borrowings	1.78	2.20	2.63	2.42	2.13

Total interest-bearing liabilities	0.54	0.55	0.56	0.57	0.56

Net interest margin	4.46	4.30	4.34	4.35	4.37

(1)	Annualized.

(2)	Yields are presented on a fully tax-equivalent basis.

(3)	Average yields of securities available for sale are based upon historical amortized cost and exclude equity securities.

(4)	The yield on tax-exempt securities available for sale is computed on a tax-equivalent basis using a statutory federal income tax rate of 35% for all periods presented.

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES(1)
(Dollars in thousands)
(Unaudited)
		At Mar. 31,	At Dec. 31,
		2017	2016
Computation of tangible common equity to tangible assets and tangible book value per common share:
Total equity		$2,490,663	$2,444,645
Less: Non-controlling interest in subsidiaries		26,551	17,162
Total TCF Financial Corporation stockholders' equity		2,464,112	2,427,483
Less: Preferred stock		263,240	263,240
Total common stockholders' equity	(a)	2,200,872	2,164,243
Less:
Goodwill		225,640	225,640
Other intangibles		1,615	1,738
Tangible common equity	(b)	$1,973,617	$1,936,865

Total assets	(c)	$21,836,568	$21,441,326
Less:
Goodwill		225,640	225,640
Other intangibles		1,615	1,738
Tangible assets	(d)	$21,609,313	$21,213,948

Common stock shares outstanding	(e)	170,941,262	170,991,940

Common equity to assets	(a) / (c)	10.08%	10.09%
Tangible common equity to tangible assets	(b) / (d)	9.13%	9.13%

Book value per common share	(a) / (e)	$12.88	$12.66
Tangible book value per common share	(b) / (e)	$11.55	$11.33

		Three Months Ended
		Mar. 31,	Dec. 31,	Mar. 31,
		2017	2016	2016
Computation of return on average tangible common equity:
Net income available to common stockholders	(f)	$41,431	$45,245	$43,199
Plus: Other intangibles amortization		123	290	366
Less: Income tax expense attributable to other intangibles amortization		42	103	131
Adjusted net income available to common stockholders	(g)	$41,512	$45,432	$43,434

Average balances:
Total equity		$2,452,886	$2,436,136	$2,327,005
Less: Non-controlling interest in subsidiaries		21,131	18,914	19,224
Total TCF Financial Corporation stockholders' equity		2,431,755	2,417,222	2,307,781
Less: Preferred stock		263,240	263,240	263,240
Average total common stockholders' equity	(h)	2,168,515	2,153,982	2,044,541
Less:
Goodwill		225,640	225,640	225,640
Other intangibles		1,675	1,872	2,966
Average tangible common equity	(i)	$1,941,200	$1,926,470	$1,815,935

Return on average common equity(2)	(f) / (h)	7.64%	8.40%	8.45%
Return on average tangible common equity(2)	(g) / (i)	8.55%	9.43%	9.57%

(1)
When evaluating capital adequacy and utilization, management considers financial measures such as tangible common equity to tangible assets, tangible book value per common share and return on average tangible common equity. These measures are non-GAAP financial measures and are viewed by management as useful indicators of capital levels available to withstand unexpected market or economic conditions and also provide investors, regulators and other users with information to be viewed in relation to other banking institutions.

(2)	Annualized.

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